EX-99.d.5.i

AMENDMENT NO. 3

TO
SCHEDULE 1

OF THE SUB-ADVISORY AGREEMENT

THIS AMENDMENT NO. 3 to SCHEDULE 1 dated 4/3/2023. 2023 to the Sub-Advisory Agreement dated with effect from May 30, 2019 (the “Agreement”) between DELAWARE MANAGEMENT COMPANY, a series of Macquarie Investment Management Business Trust (the “Investment Manager”), and MACQUARIE INVESTMENT MANAGEMENT EUROPE LIMITED (the “Sub-Adviser”), amends the list of Trusts and Funds for which the Sub-Adviser provides investment sub-advisory services pursuant to the Agreement.

FUND	EFFECTIVE DATE
Delaware Group® Adviser Funds
Delaware Diversified Income Fund	May 30, 2019

Delaware Group® Cash Reserve
Delaware Investments Ultrashort Fund	May 30, 2019

Delaware Group® Equity Funds V
Delaware Wealth Builder Fund	May 30, 2019

Delaware Group Government Funds
Delaware Emerging Markets Debt Corporate Fund	May 30, 2019
Delaware Strategic Income Fund	May 30, 2019

Delaware Group Income Funds
Delaware Corporate Bond Fund	May 30, 2019
Delaware Extended Duration Bond Fund	May 30, 2019
Delaware Floating Rate Fund	May 30, 2019
Delaware High-Yield Opportunities Fund	May 30, 2019

Delaware Group Limited-Term Government Funds
Delaware Limited-Term Diversified Income Fund	May 30, 2019

Delaware VIP Trust
Delaware VIP Limited Duration Bond Series	October 4, 2019

Ivy Funds
Delaware Ivy Balanced Fund	April 30, 2021
Delaware Ivy Core Bond Fund	July 29, 2022
Delaware Ivy Corporate Bond Fund	April 30, 2021
Delaware Ivy Crossover Credit Fund	April 30, 2021
Delaware Ivy Global Bond Fund	April 30, 2021
Delaware Ivy Government Securities Fund	April 30, 2021
Delaware Ivy High Income Fund	April 30, 2021
Delaware Ivy Limited-Term Bond Fund	April 30, 2021
Delaware Ivy Strategic Income Fund	November 15, 2021
Delaware Ivy Multi-Asset Income Fund	November 15, 2021
Delaware Ivy Emerging Markets Local Currency Debt Fund	November 15, 2021
Delaware Ivy Total Return Bond Fund	November 15, 2021
Delaware Ivy High Yield Fund	November 15, 2021

Ivy Variable Insurance Portfolios
Delaware Ivy VIP Asset Strategy	April 30, 2021
Delaware Ivy VIP Balanced	April 30, 2021
Delaware Ivy VIP Corporate Bond	April 30, 2021
Delaware Ivy VIP High Income	April 30, 2021
Delaware Ivy VIP Limited-Term Bond	April 30, 2021

Except as provided herein, the terms and conditions (including defined terms) contained in the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 3 with effect from the dates set forth above.

DELAWARE MANAGEMENT COMPANY,
A series of Macquarie Investment Management
Business Trust

By:	/s/ Susan Natalini
Name:	Susan Natalini
Title:	Managing Director
MACQUARIE INVESTMENT MANAGEMENT EUROPE LIMITED	MACQUARIE INVESTMENT MANAGEMENT EUROPE LIMITED
By:	/s/ Alex Clamen	By:	/s/ Trevor Draper
Name:	Alex Clamen	Name:	Trevor Draper
Title:	Mar 29, 2023 13:57 BST	Title:	Mar 28, 2023 18:56 BST

Agreed to and accepted as of the day and year first above written:

Delaware Group® Adviser Funds
By	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Head, US Fund Administration
Delaware Group® CASH RESERVE
By	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Head, US Fund Administration

Delaware Group® Equity Funds V
By	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Head, US Fund Administration
Delaware GROUP® GOVERNMENT funds
By	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Head, US Fund Administration
Delaware GROUP® INCOME funds
By	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Head, US Fund Administration
Delaware GROUP® LIMITED TERM GOVERNMENT funds
By	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Head, US Fund Administration
Delaware VIP Trust
By	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Head, US Fund Administration

IVY FUNDS
By	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Head, US Fund Administration
IVY VARIABLE INSURANCE PORTFOLIOS
By	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Head, US Fund Administration